Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Invicta Group, Inc. on Form SB-2 as amended on February 3, 2004, of our report dated April 4, 2003, and July 11, 2003 for Note 13, on our audits of the consolidated financial statements of Invicta Group, Inc. as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002.


DRESLIN FINANCIAL SERVICES


/s/ David G. Dreslin
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David G. Dreslin
Seminole, Florida
February 3, 2004